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                                                                      Exhibit 99

                                           Peritus Software Services, Inc.
                                           For Immediate Release

           PERITUS SOFTWARE SERVICES, INC. ANNOUNCES THE DETAILS OF
            ENGAGEMENT OF DOMINIC CHAN AND MANAGEMENT APPOINTMENTS

BILLERICA, MA.  May 10, 1999  Peritus Software Services, Inc.
(OTC: PTUS), a provider of solutions for software maintenance, today announced that Dominic Chan has been engaged by the Company to consult without remuneration on strategic alliances and sales related matters at the Company's direction. Mr. Chan, the Company's former President, CEO and Chairman of the Board, resigned last month to consider whether to make an offer to purchase certain of the Company's assets. He has informed the Company that, after careful consideration, he does not intend to make such an offer.

The Company also announced the following appointments: Andrea Campbell, Vice President-Sales and Marketing; Ronald Garabedian, Treasurer; Christopher Bailey, Vice President-Research and Development; and James Dunleavy, Vice President-Outsourcing Services.

About Peritus

Founded in 1991, Peritus Software Services, Inc. is a provider of software maintenance outsourcing services. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. SAM offerings include customized services for software providers and information systems organizations. Peritus is headquartered in Billerica, MA. For more information, see the Peritus web site at http://www.peritus.com.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such statements. Certain factors that could cause actual results to differ materially from those discussed in such forward-looking statements include the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and other public filings made by Peritus with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Contact:  Ronald Garabedian
          Treasurer
          Peritus Software Services, Inc.
          978-670-2500
          Fax: 978-670-2060
          Internet: rgarabedian@peritus.com
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Peritus is a registered trademark and Software Asset Maintenance is a service mark of Peritus Software Services, Inc.